Exhibit 10.14
THIRD MODIFICATION AGREEMENT
This Third Modification Agreement (this “Agreement”) is made as of November 6, 2023, by and among KBSGI OFFICES AT GREENHOUSE, LLC, a Delaware limited liability company (“Greenhouse Borrower”) and KBSGI 213 WEST INSTITUTE PLACE, LLC, a Delaware limited liability company (“Institute Borrower,” and, together with Greenhouse Borrower, individually, collectively, jointly and severally, “Borrower”), the lenders from time to time party to the Loan Agreement (as hereinafter defined) (each a “Lender” and collectively the “Lenders”), and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).
Factual Background
A.Pursuant to that certain Amended and Restated Term Loan and Security Agreement dated as of November 9, 2017, among Borrower, KBSGI Von Karman Tech, LLC, a Delaware limited liability company (“Von Karman Borrower”), Lenders, and Administrative Agent, as amended by that certain Modification Agreement dated as of January 17, 2020 (the “Modification Agreement”), that certain letter agreement dated as of October 18, 2021, and that certain Second Modification Agreement dated as of August 1, 2022 (the “Second Modification”) (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), Lenders agreed to provide a loan (the “Loan”) to Borrower. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement. Pursuant to that certain Reciprocal Release Agreement among Von Karman Borrower, Borrower, Administrative Agent and Lenders, Von Karman Borrower was released from its obligations under the Loan Documents on the terms and conditions set forth therein.
B.The Loan is evidenced by that certain Amended and Restated Promissory Note dated November 9, 2017, made payable to JPMorgan Chase Bank, N.A., as sole Lender, in the stated principal amount of Seventy-Two Million Eight Hundred Thousand and No/100 Dollars ($72,800,000.00) (as amended, restated, renewed or otherwise modified from time to time, each, a “Note” and, collectively, the “Notes”).
C.The Note is secured by, among other things, (i) that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Greenhouse Deed of Trust”), dated as of November 14, 2016, from Trustor to Randy Durant, Trustee, for the benefit of Administrative Agent, covering certain property in Harris County, Texas more particularly described therein (the “Greenhouse Property”), recorded on November 16, 2016 in the Official Records of Harris County, Texas (the “Harris County Official Records”) as Document No. 2016-515382, as amended by that certain Amendment to Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated August 1, 2022, recorded on August 2, 2022 in the Harris County Official Records as Document No. RP-2022-394851 and (ii) that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Institute Mortgage”), dated as of November 9, 2017, from Institute Borrower to Administrative Agent, as mortgagee, covering certain property in Cook County, Illinois more particularly described therein (the “Institute

Property”), recorded on November 13, 2017 in the Official Records of Cook County, Illinois (the “Cook County Official Records”) as Document No. 1731719034, as amended by that certain Amendment to Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated August 1, 2022, recorded on August 3, 2022 in the Cook County Official Records as Document No 2221515015.
D.KBSGI REIT Properties, LLC, a Delaware limited liability company (“Guarantor”), guaranteed certain of Borrower’s obligations to Administrative Agent and Lenders in connection with the Loan pursuant to that certain Second Amended and Restated Guaranty, dated as of August 1, 2022, executed by Guarantor in favor of Administrative Agent, for the benefit of the Lenders (as amended, restated or otherwise modified, the “Guaranty”).
E.In connection with the Loan, Borrower executed an Amended and Restated Environmental Indemnity Agreement (as amended, restated, renewed or otherwise modified from time to time, the “Environmental Indemnity”) dated as of November 9, 2017, in favor of Administrative Agent, for the benefit of the Lenders. The Environmental Indemnity is a Loan Document, as defined below.
F.As used herein, the term “Loan Documents” means the Loan Agreement, the Note, the Greenhouse Deed of Trust, the Institute Mortgage, the Guaranty, the Environmental Indemnity and any other documents executed in connection with the Loan, including those which evidence, guarantee, secure or modify the Loan, as any or all of them may have been amended to date. This Agreement is a Loan Document.
G.As of the date hereof, the outstanding principal balance of the Loan is $52,260,000.00.
H.Borrower has requested, and Administrative Agent and Lenders have agreed, (i) to extend the Maturity Date on the terms and conditions set forth herein, and (ii) otherwise modify the Loan as provided herein.
I.Borrower, Administrative Agent and the Lenders now wish to modify the Loan as set forth below.
Agreement
Therefore, Borrower, Administrative Agent and the Lenders agree as follows:
1.Recitals. The recitals set forth above in the Factual Background are true, accurate and correct.
2.Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes or any other Loan Document.
3.Modification of Loan Documents. The Loan Documents are hereby amended as follows:

(a)Maturity Date. The current maturity of the Loan is hereby extended from November 9, 2023 (the “Existing Maturity Date”) to May 9, 2024 (the “Stated Maturity Date”). All references to the “Maturity Date” in the Loan Documents shall be deemed to refer to the Stated Maturity Date.
(b)Definitions. The following definitions set forth in Section 1.01 of the Loan Agreement are hereby amended and restated in their entirety, or, if such definitions are not set forth in Section 1.01 of the Loan Agreement, the following definitions are hereby inserted alphabetically into Section 1.01 of the Loan Agreement, as the case may be:
“‘Maturity Date’ means May 9, 2024.
(c)Prohibited Distributions. Section 4.06 of the Loan Agreement (as modified by Section 3(n) of the Second Modification) is hereby amended and restated in its entirety as follows:
“4.06 Prohibited Distributions. Borrower shall not make any distributions at any time, whether or not a Default or Unmatured Default exists. Borrower shall cause Guarantor and REIT to not make any distributions.
(d)Additional Covenants – Covenant to Use Revenues. Section 3(q)(i)(B) of the Second Modification is hereby amended and restated in its entirety as follows:
“(B) Borrower shall cause all revenues received by Guarantor and/or cash currently held by Guarantor to deposited into the Guarantor Cash Collateral Account (as defined in the Guaranty) in accordance with the Guaranty.”
(e)REIT Excess Cash Account. Section 3(s) of the Second Modification is hereby amended and restated in its entirety as follows:
“(s) Intentionally Omitted.”
(f)Release of Properties.
(i)Section 10.24(h) of the Loan Agreement (as modified by Section 3(n) of the Second Modification) is hereby amended to read as follows:
“(h) Borrower shall have paid to Administrative Agent, for application to the outstanding balance of the Loans, all net proceeds from the Proposed Sale of such Release Property; provided, however, in no event shall the net proceeds be less than (i) with respect to the Institute Property, $15,900,000 and (ii) with respect to the Greenhouse Property, $33,337,855. For purposes hereof, such net proceeds shall be the amount of cash received by the applicable Borrower from such sale after deduction of any escrow, recording, title insurance costs, and any other closing costs (including, without limitation, transfer taxes and legal fees), paid by the applicable Borrower in connection therewith as reasonably approved by Administrative Agent; provided, however, for avoidance of doubt, such costs shall not include any deductions for any distributions or the replenishment of any reserves for any of Borrower, Guarantor, REIT, and/or any Affiliates of such parties except to the extent approved by Administrative Agent in its sole and absolute discretion.”
(ii)All references to Section 10.23 of the Loan Agreement in the Modification Agreement and the Second Modification with respect to the Release of Properties is hereby amended to reference Section 10.24 of the Loan Agreement.
(g)Post-Closing Obligation. On to prior to November 30, 2023 (provided, however, that such date shall be extended to the extent needed to have the Guarantor Cash Collateral Account opened, so long as Borrower is diligently pursuing the same), Borrower shall cause Guarantor to deposit the Existing Guarantor Cash (as defined in the Guaranty) in the amount of $42,315 into the Guarantor Cash Collateral Account (as defined in the Guaranty).
(h)Secured Obligations. Each Deed of Trust is modified to secure payment and performance of the Loan, as amended to date, in addition to all other “Secured Obligations” as therein defined.
4.Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Administrative Agent and the Lenders, in the exercise of their reasonable judgment:
(a)Administrative Agent and the Lenders shall have received fully executed originals of this Agreement and an Amendment to, Consent and Reaffirmation of Second Amended and Restated Guaranty, each in form and substance reasonably satisfactory to Administrative Agent;
(b)Administrative Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Administrative Agent in connection with this Agreement, (if required) including fees for appraisal, environmental services, and reasonable legal fees and expenses of Administrative Agent’s counsel.
5.Borrower’s Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders as follows:
(a)Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct in all material respects, subject to (i) any changes in circumstances arising from actions or events occurring after the date of this Agreement that do not otherwise constitute a Default hereunder or under any of the Loan Documents (including, without limitation, execution of new Leases and contracts that are not prohibited by the terms of this Agreement or any other Loan Documents), and (ii) such matters, if any, as have been previously disclosed to Administrative Agent in writing.
(b)No Default. No Default or Unmatured Default has occurred and is continuing.

(c)Borrowing Entity. There have been no changes in the formation documents of any Borrower since the inception of the Loan that would violate any restrictions set forth in the Loan Documents.
6.Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.
7.No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of Administrative Agent nor any Lender under the Loan Documents. Administrative Agent and the Lenders reserve, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Notes.
8.No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect. Nothing in this Agreement shall impair the lien of any Deed of Trust.
9.Purpose and Effect of Administrative Agent’s and/or Lenders Approval. Administrative Agent and/or any Lender’s approval of any matter in connection with the Loan shall be for the sole purpose of protecting Administrative Agent’s and such Lender’s security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Administrative Agent and/or any Lender’s approval be a representation of any kind with regard to the matter being approved.
10.Disclosure to Title Company. Administrative Agent and/or any Lender may, upon no less than three (3) Business Days’ notice to Borrower, disclose to any title insurance company which insures any interest of Administrative Agent under any Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data or material in Administrative Agent’s and/or any Lender’s possession relating to Borrower, the Loan, or the Property.
11.Reversal of Payments. If Administrative Agent receives any payments which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reversed and continue as if such payments or proceeds had not been received by Administrative Agent.
12.Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
13.Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this

Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used here, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”
14.Limitation on Liability. Notwithstanding the foregoing or anything to the contrary herein, under no circumstances shall Administrative Agent and Lenders have any recourse against, nor shall there be any personal liability to, the members of any Borrower, or to any shareholders, members or partners (direct or indirect, except for the Guarantor under the Guaranty) for any obligations of Borrower hereunder. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under this Agreement, the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Administrative Agent’s and Lenders’ right to exercise any rights or remedies against any collateral securing the Loan.
15.Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01 of the Loan Agreement), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept any Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Administrative Agent, the Lenders and Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (iv) waives any claim against any Lender-Related Person for any liabilities arising solely from Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BORROWER:
KBSGI OFFICES AT GREENHOUSE, LLC,
a Delaware limited liability company
By:    KBSGI REIT ACQUISITION IV, LLC,
a Delaware limited liability company,
its sole member
By:    KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member
By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member
By:    KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
[SIGNATURES CONTINUE ON NEXT PAGE]

BORROWER CONTINUED:
KBSGI 213 WEST INSTITUTE PLACE, LLC,
a Delaware limited liability company
By:    KBSGI REIT ACQUISITION V, LLC,
a Delaware limited liability company,
its sole member
By:    KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member
By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member
By:    KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

ADMINISTRATIVE AGENT AND LENDER:
JPMORGAN CHASE BANK, N.A.,
a national banking association,
as Administrative Agent and a Lender
By: /s/Kinga Murphy
Name: Kinga Murphy
Title: Authorized Signer